                                                                   Exhibit 23.1


                        CONSENT OF CHARTERED ACCOUNTANTS



Board of Directors
IAS Communications, Inc.



By reference in the form S-8 registration to the S-1 registration statement we consent to the use of our report dated January 4, 1996 on the financial statements of IAS Communications, Inc. as of October 31, 1995 and April 30, 1995 that are included in the S-1 registration statement.

Dated this 23rd day of July, 1996



ELLIOTT, TULK, PRYCE, ANDERSON


/s/  Don M. Prest, C.A.
- -----------------------
Don M. Prest, C.A.
Partner